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                                                                     Exhibit 3.2

                                    Bylaws
                                      of
                       PG&E NATIONAL ENERGY GROUP, INC.

                     As Amended and Restated March 1, 2001

                                   ARTICLE I

                                    OFFICES

          1. Offices. The registered office shall be in the State of Delaware. The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

          1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

          2. Special Meetings. Special meetings of the stockholders of the Corporation shall be held on such date, at such time and at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

          3. Notice of Meetings. Notices of meetings of the stockholders shall be in writing and shall state the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which a meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting. Notice shall be given to each stockholder entitled to vote at such meeting not less than ten days before the date of the meeting. Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder in writing, whether before or after such meeting is held.

          4. Quorum and Adjournment. Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these Bylaws, the presence, by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If such majority shall not be present or represented at any meeting of the stockholders, the stockholders present that are entitled to vote thereat, although less than a quorum shall have the power to adjourn the meeting to another time and place.

          5. Adjourned Meetings. When a meeting is adjourned to another time and place, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at with the adjournment is taken. At the adjourned meeting the stockholders may transact any business which might have been transacted at the original meeting. If an adjournment is for more than 30 days, or if after an adjournment, a new
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record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

          6. Vote Required. Except as otherwise provided by law, the Certificate of Incorporation or by these Bylaws:

              (a) Directors shall be elected by a plurality of the votes present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors, and

              (b) whenever any corporate action other than the election of Directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter.

          7. Manner of Voting. At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Each stockholder shall be entitled to vote each share of stock having voting power registered in his name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

          8. Stockholder Action Without a Meeting. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, any action required to be taken at any meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

                                  ARTICLE III

                                   DIRECTORS

          1. Number. The number of directors of the Corporation shall not be less than two (2) nor more than five (5), at least one (1) of whom must be Independent (as defined below), the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. "Independent"
                                                                    -----------
means, with respect to a member of the Board of Directors, that such director is a natural person who, for the five-year period prior to his or her election to the Board of Directors has not been, and during the continuation of his or her service as a member of the Board of Directors is not: (i) an Affiliate (as defined below), employee, director, security holder or officer of the Corporation of any of its Affiliates (other than in respect of his or her service as a member of the Board of Directors of the Corporation or as a member of the Boards of Control of PG&E National Energy Group, LLC, GTN Holdings LLC and PG&E Energy Trading Holdings,

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LLC, respectively); (ii) employed by or an Affiliate of a supplier of goods or services to the Corporation or any of its Affiliates that derives more than ten percent of its revenues from the Corporation or any of its Affiliates; or (iii) any member of the immediate family of a person or entity described in (i) or
(ii). "Affiliate" means, with respect to any person or entity, any other person or entity directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such person or entity. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Notwithstanding anything herein to the contrary, the Board of Directors must at all times include at least one (1) member thereof who is Independent. All right, power and authority of each Independent member of the Board of Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in the Certificate of Incorporation and these Bylaws. No decrease in the number of directors shall change the term of any director in office at the time thereof. The directors shall be elected at the annual meeting of stockholders, except as provided in
Section 2 of this Article, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

          2. Vacancies. Subject to the requirement that the Board of Directors must at all times include at least one (1) Independent director, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and each of the directors so chosen shall hold office until the next annual election and until his successor is elected and qualified or until his earlier resignation or removal.

          3. Resignation/Removal. No resignation or removal of an Independent member of the Board of Directors, and no appointment of a successor Independent member of the Board of Directors, shall be effective until the successor Independent member of the Board of Directors shall have accepted his or her appointment by a written instrument. Subject to the immediately preceding sentence, any Director may resign at any time by giving written notice to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, and, subject to the requirement that the Board of Directors must at all times include at least one (1) Independent director, the vacancy in the Board of Directors caused by such removal may be filled by the stockholders at the time of such removal. Directors need not be stockholders.

          4. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of this Corporation or by these Bylaws conferred upon or reserved to the stockholders of any class or classes.

          5. Annual Meetings. The Board of Directors shall meet each year immediately following the annual meeting of stockholders, at the place where such meeting of stockholders has been held, or at such other place as shall be fixed by the person presiding over the meeting of the stockholders, for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation.

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          6.  Regular Meetings.  Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. In the absence of any such determination, such meetings shall be held at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board on not less than twelve hours notice to each Director, given verbally or in writing either personally, by telephone (including by message or recording device), by facsimile transmission, by telegram or by telex or on not less than three (3) calendar days' notice to each Director given by mail.

          7. Special Meetings. Special meetings of the Board of Directors shall be held at the call of the Chairman of the Board at such times and places, within or without the State of Delaware, as he or she shall designate, on not less than twelve hours notice to each Director, given verbally or in writing either personally, by telephone (including by message or recording device), by facsimile transmission, by telegram or by telex or on not less than three (3) calendar days' notice to each Director given by mail. Special meetings shall be called by the Secretary on like notice at the written request of a majority of the Directors then in office.

          8. Quorum and Powers of a Majority. At all meetings of the Board of Directors and of each committee thereof, a majority of the members shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of law, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

          9. Waiver of Notice. Notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any member if waived by him or her in writing, whether before or after such meeting is held, or if he or she shall sign the minutes or attend the meeting, except that if such Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such Director shall not be deemed to have waived notice of such meeting.

          10. Manner of Acting.

              (a) Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

              (b) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board of Directors or such committee.

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          11.  Committees.  The Board of Directors or any committee thereof may designate one or more committees, each committee to consist of one or more Directors, which to the extent provided in said resolution or resolutions, but subject to any provision of the Certificate of Incorporation or these Bylaws requiring approval by a unanimous vote of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or
(ii) adopting, amending, or repealing any Bylaw of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act as at the meeting in place of such absent or disqualified director.

          12.  Committee Procedure, Limitations of Committee Powers.

               (a) Except as otherwise provided by these Bylaws, each committee shall adopt its own rules governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 6 of Article III of these Bylaws with respect to notices of special meetings of the Board of Directors.

               (b) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

               (c) Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by the Certificate of Incorporation or these Bylaws for the original appointment of the members of such committee.

          13.  Compensation.

               (a) The Board of Directors, by a resolution or resolutions, may fix, and from time to time change, the compensation of Directors.

               (b) Each Director shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof.

               (c) Nothing contained in these Bylaws shall be construed to preclude any Director from serving the Corporation in any other capacity and from receiving compensation from the Corporation for service rendered to it in such other capacity.

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                                  ARTICLE IV

                                   OFFICERS

          1. Number. The officers of the Corporation shall include a President, one or more Vice Presidents (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board of Directors), a Secretary, Treasurer and a Controller. The Board of Directors also shall elect a Chairman of the Board and may elect a Vice Chairman of the Board. The Board of Directors also may elect such other officers as the Board of Directors may from time to time deem appropriate or necessary. Except for the Chairman of the Board and the Vice Chairman of the Board, none of the officers of the Corporation need be a director of the Corporation. Any two or more offices may be held by the same person to the extent permitted by the General Corporation Law of the State of Delaware.

          2. Election of Officers, Qualification and Term. The officers of the Corporation shall be elected from time to time by the Board of Directors and, except as may otherwise be expressly provided in a contract of employment duly authorized by the Board of Directors, shall hold office at the pleasure of the Board of Directors.

          3. Removal. Any officer elected by the Board of Directors may be removed, either with or without cause, by the Board of Directors at any meeting thereof, or to the extent delegated to the Chairman of the Board, by the Chairman of the Board.

          4. Resignations. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          5. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he also is a Director of the Corporation.

          6. The Chairman of the Board. The Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board. The Chairman of the Board shall preside at meetings of the stockholders and of the Board of Directors.

          7. Vice Chairman of the Board. The Vice Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Vice Chairman of the Board.

          8. Chief Executive Officer. The President shall be the chief executive officer of the Corporation, shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction and management of the affairs and business of the Corporation usually vested in the chief executive officer of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. If at any time the office of the Chairman of the

                                       6
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Board and the Vice Chairman of the Board shall not be filled, or in the event of the temporary absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the President shall have the powers and duties of the Chairman of the Board.

          9. The Vice Presidents. Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors or the President.

          10.  The Secretary and the Assistant Secretary.

               (a) The Secretary shall attend meetings of the Board of Directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book kept for such purpose. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors or the President.

               (b) Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the President or the Secretary. In case of the absence or disability of the Secretary, the Assistant Secretary designated by the President (or, in the absence of such designation, by the Secretary) shall perform the duties and exercise the powers of the Secretary.

          11.  The Treasurer and the Assistant Treasurer.

               (a) The Treasurer shall have custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer also shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall see that adequate audits thereof are currently and regularly made. The Treasurer shall have such other powers and perform such other duties that generally are incident to the position of the Treasurer or as may from time to time be assigned to him or her by the Board of Directors or the President.

               (b) Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the President or the Treasurer. In case of the absence or disability of the Treasurer, the Assistant Treasurer designated by the President (or, in the absence of such designation, by the Treasurer) shall perform the duties and exercise the powers of the Treasurer.

          12. Controller. The Controller shall be responsible for maintaining the accounting records and statements, and shall properly account for all monies and obligations due the Corporation and all properties, assets, and liabilities of the Corporation. The Controller shall render to the Chairman of the Board or the President such periodic reports covering the results of operations of the Corporation as may be required by either of them or by law.

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                                   ARTICLE V

                                     STOCK

          1. Certificates. Certificates for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall bear a serial number, shall exhibit the holder's name and the number of shares evidenced thereby, and shall be signed by the Chairman of the Board or a Vice Chairman, if any, or the President or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

          2. Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, provided such
                                                             --------
succession, assignment or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law or contract. Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any) and record the transaction upon its books.

          3. Lost, Stolen or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or an affirmation of that fact, and shall give the Corporation a bond of indemnity in satisfactory form and with one or more satisfactory sureties, whereupon a new certificate (if requested) may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed.

          4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares as the person entitled to exercise the rights of a stockholder and shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the General Corporation Law of the State of Delaware.

          5.  Additional Powers of the Board.

              (a) In addition to those powers set forth in Section 2 of Article III, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock subject to the provisions of the General Corporation Law of the State of Delaware.

              (b) The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

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                                  ARTICLE VI

                                INDEMNIFICATION

          1. Indemnification. The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. However, so long as any indebtedness of the Corporation is outstanding, no indemnity payment from funds of the Corporation (as distinct from funds from other sources, such as insurance) of any indemnity shall be payable unless the Corporation is in Compliance (as defined in Article VIII.2) at the time such payment would otherwise be required to be made.

          2. Advancement of Expenses. With respect to any person made or threatened to be made a party to any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, the Corporation shall pay the expenses (including attorneys' fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that the payment of expenses (including attorneys' fees)
--------  -------
incurred by such person in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking (hereinafter an "undertaking") by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter "final adjudication") that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise; and further
                                                                      -------
provided that with respect to a Proceeding initiated against the Corporation by
--------
a director or officer of the Corporation (including a person serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise), such director or officer shall be entitled under this Section to the payment of expenses (including attorneys' fees) incurred by such person in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in connection with such Proceeding in advance of the final disposition of such proceeding only if such proceeding was authorized by the Board of Directors of the Corporation. With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Board of Directors deems appropriate, pay the expenses (including attorneys' fees) incurred by such person in defending any such Proceeding in advance of its final disposition. However, so long as any indebtedness of the Corporation is outstanding, no payment of expenses from funds of the Corporation (as distinct from funds from other sources, such as insurance) under the first or second sentence of this
Article VI.2 shall be payable unless the Corporation is in Compliance at the time such payment would otherwise be required to be made.

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          3.  Claims. With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VI shall be contract rights. If a claim under Section 1 or 2 of this Article VI with respect to such rights is not paid in full by the Corporation within sixty days after a written demand has been received by the Corporation, except in the case of a claim for an advancement of expenses by an officer or director of the Corporation, in which case the applicable period shall be twenty days, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation seeks to recover an advancement of expenses also shall be entitled to be paid the expenses (including attorneys' fees) of prosecuting or defending such suit. In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not in a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder) it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the person from whom the Corporation seeks to recover an advancement of expenses has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification hereunder (including any suit seeking to enforce a right to the advancement of expenses hereunder) or any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, neither the failure of the Corporation (including its directors, independent legal counsel, or its stockholders) to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor an actual determination by the Corporation (including its directors, independent legal counsel, or its stockholders) that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit. In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

          4. Non-exclusive Rights. The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

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

          5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Article VI or otherwise.

                                  ARTICLE VII

                                 MISCELLANEOUS

          1.  Place and Inspection of Books.

              (a) The books of the Corporation other than such books as are required by law to be kept within the State of Delaware shall be kept in such place or places either within or without the State of Delaware as the Board of Directors may from time to time determine.

              (b) At least ten days before each meeting of stockholders, the officer in charge of the stock ledger of the Corporation shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city were the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

              (c) The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be by law specifically open to inspection or as otherwise provided by these Bylaws) or any of them shall be open to the inspection of the stockholders and the stockholders' rights in respect thereof.

          2. Voting Shares in Other Corporations. The President or any other officer of the Corporation designated by the Board of Directors may vote any and all shares held by the Corporation in any other corporation.

          3. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

          4. Gender/Number. As used in these Bylaws, the masculine, feminine or neuter gender, and the singular and plural number, shall each include the other whenever the context so indicates.

          5. Paragraph Titles. The titles of the paragraphs have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

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

          6. Certificate of Incorporation. Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.

                                 ARTICLE VIII

                              CERTAIN LIMITATIONS

          1. Actions Requiring Unanimous Board Approval. Notwithstanding any provision in these Bylaws to the contrary, the following actions shall require the unanimous approval of all members of the Board of Directors:

          (i) the sale, transfer or other disposition of 75% or more of the Corporation's assets based on their book value (except in connection with a liquidation of the Corporation); provided that the Corporation shall have provided any Rating Agency (as defined below) with appropriate notice prior to taking any action listed in this subsection (i);

          (ii) the dissolution or liquidation of the Corporation, or the merger or consolidation of the Corporation with or into any other entity; provided that the Corporation shall have provided any Rating Agency with appropriate notice prior to taking any action listed in this subsection (ii);

          (iii) (a) the institution of proceedings to have the Corporation be adjudicated bankrupt or insolvent, (b) the granting of consent to the institution of bankruptcy or insolvency proceedings against the Corporation or the filing of a petition seeking reorganization or relief with respect to the Corporation under any applicable federal or state law relating to bankruptcy, (c) the granting of consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, (d) the making of any assignment for the benefit of creditors of the Corporation, (e) the admission in writing of the Corporation's inability to pay its debts generally as they become due, or (f) to the fullest extent permitted by law, the taking of action in furtherance of any action set forth in items (a) through (e) hereof;

          (iv) the making of any Distribution (as defined below) or similar payment to a stockholder or any other person or entity that Controls the Corporation or a stockholder;

          (v) the amendment, alteration, change or repeal of any Article of the Certificate of Incorporation or by these Bylaws; provided, that the Corporation shall have provided any Rating Agency with appropriate notice prior to taking any action listed in this subsection (v); and

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

          (vi) such other matters as the Board of Directors may from time to time determine to require unanimous approval.

For avoidance of doubt, paragraph (iv) does not describe any payment reimbursing a stockholder or any person or entity controlling a stockholder for the cost of services, corporate overheads, and taxes allocable to the Corporation (or to Affiliates owned directly or indirectly by the Corporation), as such allocation may be reasonably determined by such stockholder or other controlling person and, when applicable, based on historical practices consistently applied.

"Rating Agency" means each nationally recognized rating agency that, at the request of the Corporation, has rated the Corporation.

          2. Distributions and Intercompany Loans. Notwithstanding anything to the contrary, the Corporation shall not make a Distribution to any stockholder if such Distribution would violate the Delaware General Corporation Law or other applicable law. Furthermore, the Corporation may only (a) declare, recommend, make or pay any Distribution to any stockholder or (b) make any intercompany loan to any stockholder or any of its Affiliates (other than the Corporation or any of its direct or indirect Subsidiaries), in either case if either:

     . at the time and after giving effect to such Distribution or intercompany loan, the Corporation's Interest Coverage Ratio is not less than 2.25:1; or

     . if the Corporation is not in compliance with the foregoing ratios at such time, its credit rating is at least BBB- (or its equivalent) with S&P and at least Baa3 with Moody's Investors Service, Inc.

For purposes of Article VI, if, as of any time, the Corporation is in compliance with the requirements of at least one of the foregoing bullet points, the Corporation shall be deemed to be in "Compliance" as of such time. Prior to
                                      ----------
making any Distribution or intercompany loan described above, each Independent member of the Corporation's Board of Directors must have confirmed that such Distribution or intercompany loan complies with this Article VIII, provided that, in the case of a Distribution or intercompany loan to be made under the circumstances described in the first bullet point above, each such Independent director shall first have obtained a compliance certificate from an officer of the Corporation that, at the time and after giving effect to such Distribution or intercompany loan, the Corporation is in compliance with the Interest Coverage Ratio set forth above.

"Capitalized Lease Obligations" means all lease obligations of the Corporation and its Subsidiaries which, under GAAP, are or will be required to be capitalized, in each case taken at the amount of the lease obligation accounted for as indebtedness in conformity with those principles.

"Cash Flow Available for Recourse Interest Expense" means any dividend, distribution or payment (including by way of redemption, purchase, retirement, return or repayment) received by the Corporation from Subsidiaries, plus interest earnings, less Distributions attributable to extraordinary gains or other non-recurring items.

"Currency, Interest Rate or Commodity Agreements" means an agreement or transaction involving any currency, interest rate or energy price or volumetric swap, cap or collar arrangement, forward

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

exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind for the hedging or management of foreign exchange, interest rate or energy price or volumetric risks, it being understood, for purposes of this definition, that the term "energy" will include, without limitation, coal, gas, oil and electricity.

"Distribution" means any dividend, distribution or payment (including by way of redemption, repurchase, retirement, return or repayment) to a stockholder of the Corporation.

"GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

"incur" means, with respect to any indebtedness, to incur, create, issue, assume or guarantee such indebtedness.

"Indebtedness For Borrowed Money" means any indebtedness (whether being principal, premium, interest or other amounts) for:

     .    money borrowed;

     .    all Capitalized Lease Obligations;

     . payment obligations under or in respect of any trade acceptance or trade acceptance credit; or

     . any notes, bonds, loan stock or other debt securities issued and outstanding whether offered or distributed by way of public offer, private placement, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash;

provided, however, in each case, that such term will exclude, without limitation:

     .    any indebtedness relating to any accounts receivable securitizations;

     . all indebtedness of other persons secured by a mortgage, charge, lien, pledge or other security interest in any asset of the Corporation or any of its Subsidiaries, whether or not such indebtedness is assumed; provided that the amount of such indebtedness shall be deemed to be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of the secured indebtedness; and

     . all indebtedness of other persons, to the extent such indebtedness is guaranteed by the Corporation or any of its Subsidiaries.

"Interest Coverage Ratio" means, with respect to the Corporation on any Measurement Date, the ratio of (1) the aggregate amount of Cash Flow Available for Recourse Interest Expense for the four fiscal quarters for which financial information is available immediately prior to such Measurement Date; to (2) the aggregate Recourse Interest Expense during such four fiscal quarters.

"Measurement Date" means the record date for any Distribution.

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

"Recourse Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness for Borrowed Money (including amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; and all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financing) and the net costs associated with Currency, Interest Rate or Commodity Agreements and all but the principal component of rentals in respect of Capitalized Lease Obligations, accrued or scheduled to be accrued by the Corporation.

"S&P" means Standard & Poor's Ratings Group, and any of its subsidiaries or successors.

"Subsidiary" means, with respect to any person, any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees is at the time owned, directly or indirectly, by (1) such person, (2) such person and one or more subsidiaries of such person or (3) one or more subsidiaries of such person.

          3. Corporate Independence. The Board of Directors shall cause the Corporation to maintain books and records separate from any other person or entity; maintain its accounts separate from those of any other person or entity; not commingle assets with those of any other person or entity; conduct its own business in its own name; maintain financial statements separate from any other person or entity; pay its own liabilities out of its own funds; file its own tax returns, if any, as may be required under applicable law, to the extent (a) not part of a consolidated group filing a consolidated return or returns or (b) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law; allocate fairly and reasonably any overhead for shared office space; use separate stationery, invoices and checks; observe all formalities and other formalities required hereby; pay the salaries of its employees, if any; not acquire obligations or securities of any stockholder; hold itself out as separate from any Affiliates or other person or entity; correct any known misunderstanding regarding its separate identity; cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware corporate formalities; and maintain adequate capital in light of its contemplated business operations. So long as any indebtedness is outstanding, the Board of Directors shall cause the Corporation to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Corporation
                                      --------  -------
shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Corporation.

                                  ARTICLE IX

                                  AMENDMENTS

          1. Amendment by Stockholders. Subject to Article VIII and Section 3 of this Article IX, the Bylaws may be amended by the stockholders at any annual or special meeting of stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

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

          2. Amendment by a Majority of Directors. Subject to Article VIII and Section 3 of this Article IX, the Board of Directors by a majority vote of the whole board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, provided the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

          3. Amendments Requiring Unanimous Approval. The following Articles and Sections of these Bylaws shall not be amended by the Corporation, the stockholders or the Board of Directors without the written approval of each Independent Director: (i) Article III, Section 1; (ii) Article VIII; and (iii)
Article IX.

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